Exhibit 99.1

FOR IMMEDIATE RELEASE

TECO ENERGY REPORTS THIRD-QUARTER RESULTS

Results reflect the loss related to the pending sale of TECO Coal

Company narrows 2014 earnings-per-share guidance range to $1.00 to $1.05

TAMPA, Fla. (Oct. 31, 2014) — TECO Energy, Inc. (NYSE:TE) today reported third-quarter 2014 net income of $11.1 million, or $0.04 per share, compared with $62.8 million, or $0.29 per share, in the third quarter of 2013. Net income from continuing operations was $73.0 million, or $0.32 per share, in the 2014 third quarter, compared with $64.3 million, or $0.30 per share, for the same period in 2013. Earnings per share reflect approximately $0.02 of dilution from the issuance of 16.7 million shares of TECO Energy common stock early in the third quarter to finance the Sept. 2 acquisition of New Mexico Gas Co. (NMGC).

As a result of the previously announced agreement to sell TECO Coal (see the Discontinued Operations section later in this release), those operations have been classified as discontinued operations, which for the quarter include TECO Coal’s operating results, a $64.8 million after-tax impairment charge and consolidated tax adjustments.

Third-quarter non-GAAP results from continuing operations, which exclude $0.9 million of transaction and integration costs associated with the acquisition of NMGC, net of tax items, were $73.9 million, or $0.32 on a per-share basis, compared with $66.4 million, or $0.31 on a per-share basis in 2013.

Year-to-date net income was $119.6 million, or $0.54 per share, compared with net income of $155.7 million, or $0.72 per share, in the 2013 period. Net income from continuing operations was $179.0 million, or $0.81 per share, compared with $153.3 million, or $0.71 per share in the 2013 period. Year-to-date earnings per share were reduced approximately $0.01 from the dilution discussed above.

The year-to-date $59.4 million loss in discontinued operations includes the operating results from TECO Coal, the impairment charge and tax adjustments discussed above, and a $3.1 million benefit related to the favorable resolution of an indemnification provision associated with the 2012 sale of TECO Guatemala.

Year-to-date non-GAAP results from continuing operations, which exclude $5.7 million of costs net of tax benefits associated with the acquisition of NMGC, were $184.7 million, or $0.84 on a per-share basis, compared with $157.2 million, or $0.73 on a per-share basis in 2013.

TECO Energy President and Chief Executive Officer John Ramil said, “Our third quarter was a transformational quarter for TECO Energy. In addition to the strong operating performance of our Florida utilities, we expanded our utility operations with our NMGC acquisition. With the expected strong seasonal fourth-quarter results, we expect NMGC to be accretive to full-year results. In addition, the agreement to sell TECO Coal, will, upon closing, complete our return to our utility foundation.”

Non-GAAP Results

Non-GAAP results from continuing operations in the third quarter and year-to-date periods of 2014 exclude transaction and implementation costs associated with the acquisition of NMGC.

The table below compares the TECO Energy GAAP net income with the non-GAAP measures used in this release. Non-GAAP results exclude charges and gains contained in the Results Reconciliation table later in this release. See the Non-GAAP Presentation section and Results Reconciliation table later in this release for reconciliation to GAAP results and a discussion regarding this presentation of non-GAAP results and management’s use of this information.

All amounts included in the non-GAAP table below are after tax.

	Results Comparisons
	3 months ended Sept. 30		9 months ended Sept. 30		12 months ended Sept. 30
(millions)	2014	2013	2014	2013	2014	2013
Net income	$11.1	$62.8	$119.6	$155.7	$161.6	$200.8
Discontinued operations	(61.9)	(1.5)	(59.4)	2.4	(52.9)	12.6

Net income from continuing operations	73.0	64.3	179.0	153.3	214.5	188.2
Costs associated with the acquisition of NMGC	0.9	2.1	5.7	3.9	8.0	3.9

Non-GAAP Results from continuing operations	$73.9	$66.4	$184.7	$157.2	$222.5	$192.1

Segment Reporting

The table below includes TECO Energy segment information on a GAAP basis, which includes all charges and gains for the periods shown.

Segment Information	3 months ended Sept. 30		9 months ended Sept. 30		12 months ended Sept. 30
(millions)
Net Income Summary	2014	2013	2014	2013	2014	2013
Tampa Electric	$79.7	$68.7	$187.1	$151.1	$226.9	$187.3
Peoples Gas System	4.8	5.4	26.9	27.1	34.5	34.2
New Mexico Gas Company	(0.9)	—	(0.9)	—	(0.9)	—
Parent & other	(10.6)	(9.8)	(34.1)	(24.9)	(46.0)	(33.3)

Net income from continuing operations	73.0	64.3	179.0	153.3	214.5	188.2
Discontinued operations (1)	(61.9)	(1.5)	(59.4)	2.4	(52.9)	12.6

Total net income attributable to TECO Energy	$11.1	$62.8	$119.6	$155.7	$161.6	$200.8

(1)	In the three- and nine-months ended 2014 periods, discontinued operations include the operating results at TECO Coal, a $64.8 million impairment charge, including a $3.1 million negative valuation allowance for Kentucky tax benefits, and a $2.9 million tax benefit recorded at Parent & other. In the 9- and 12-months ended 2014 periods, discontinued operations also included a $3.1 million benefit related to TECO Guatemala described above.

All amounts included in the operating company discussions below are after tax, unless otherwise noted.

Tampa Electric

Tampa Electric’s net income for the third quarter of 2014 was $79.7 million, compared with $68.7 million for the same period in 2013. Results for the quarter reflected the benefits of the rate case settlement effective Nov. 1, 2013, a 1.6% higher average number of customers, and higher energy sales due to customer growth and favorable summer weather patterns. Results also reflect $0.8 million lower earnings on assets recovered through the Environmental Cost Recovery Clause (ECRC) due to a lower current weighted average cost of capital, which includes the lower return on equity (ROE) from the 2013 rate case settlement. Results reflected higher operations and maintenance expenses, partially offset by lower depreciation expense. Third-quarter net income in 2014 included $2.9 million of Allowance for Funds Used During Construction (AFUDC) equity, which represents allowed equity cost capitalized to construction costs, compared with $1.8 million in the 2013 quarter.

Total degree days in Tampa Electric’s service area in the third quarter of 2014 were essentially normal, and unchanged from the 2013 period. Total net energy for load, which is a calendar measurement of retail energy sales rather than a billing-cycle measurement, increased 2.3% in the third quarter of 2014 compared with the same period in 2013, driven by customer growth and August weather that was warmer and drier than normal and 2013, partially offset by September weather that was cooler and wetter than normal. In the 2014 period, pretax base revenues were approximately $23.0 million higher than in 2013, including approximately $15 million of higher revenue as a result of the 2013 rate case settlement. (The quarterly energy sales shown on the statistical summary that accompanies this earnings release reflect the energy sales based on the timing of billing cycles, which can vary period to period.) Sales to residential customers increased primarily from customer growth and the weather patterns discussed above. Sales to commercial and non-phosphate industrial customers increased due to the improving economy. Sales to lower-margin industrial-phosphate customers decreased as self-generation by those customers increased.

Operations and maintenance expense, excluding all Florida Public Service Commission (FPSC)-approved cost-recovery clauses, was $2.8 million higher than in the 2013 quarter. These results reflect $1.8 million of higher cost to reliably serve customers and operate and maintain the system and $2.2 million higher employee-related costs, including the accrual of performance-based incentive compensation for all employees based on achievement of financial results. These higher costs were partially offset by a $1.2 million benefit from the elimination of the storm-damage accrual as a result of the 2013 rate case settlement, and lower pension expense and lower self-insurance reserves. Depreciation and amortization expense decreased $0.3 million in 2014, primarily as a result of normal additions to facilities to reliably serve customers, more than offset by approximately $1.0 million of lower amortization on software due to the change in expected useful life for software included in the 2013 rate case settlement.

Year-to-date net income was $187.1 million, compared with $151.1 million in the 2013 period, driven primarily by the benefits from the 2013 rate case settlement, 1.7% higher average number of customers, higher energy sales from customer growth, and more favorable weather and a stronger economy, partially offset by higher operations and maintenance and depreciation expenses, and $2.4 million lower earnings on assets recovered through the ECRC. Year-to-date net income in 2014 included $7.3 million of AFUDC equity, compared with $4.3 million in the 2013 period.

Year-to-date total degree days in Tampa Electric’s service area were 2% below normal, and essentially unchanged from the prior year-to-date period. Pretax base revenue was almost $62 million higher than in 2013, including approximately $43 million of higher revenue as a result of the 2013 rate case settlement. In the 2014 year-to-date period, total net energy for load was 1.8% higher than the same period in 2013. Higher energy sales were driven by the same factors as the quarterly sales, and winter weather that was colder than in 2013.

Operations and maintenance expenses, excluding all FPSC-approved cost-recovery clauses, increased $1.0 million in the 2014 year-to-date period reflecting the same factors as in the third quarter. Compared to the 2013 year-to-date period, depreciation and amortization expense increased $2.2 million, reflecting additions to facilities to serve customers, partially offset by approximately $3.0 million of lower amortization on software due to the change in expected useful life for software included in the 2013 rate case settlement.

Peoples Gas

Peoples Gas System reported net income of $4.8 million for the third quarter, compared with $5.4 million in 2013. Average customer growth was 1.9% in the quarter, and therm sales to commercial and industrial customers increased as a result of the stronger Florida economy. Third-quarter results in 2014 reflected almost $1.0 million higher non-fuel operations and maintenance expense driven by higher employee-related costs, including the accrual of performance-based incentive compensation for all employees based on achievement of financial results. Depreciation and amortization increased slightly due to normal additions to facilities to serve customers, partially offset by a change in software amortization similar to Tampa Electric’s discussed above. Sales to power-generation customers and off-system sales decreased due to two power generators not operating and new participants in the off-system sales market.

Peoples Gas reported net income of $26.9 million for the year-to-date period, compared with $27.1 million in the same period in 2013. Results reflect a 1.7% higher average number of customers and higher therm sales to residential and commercial customers due to more-normal winter weather and improving economic conditions. Sales to power generation customers and off-system sales decreased due to the same reasons as in the third quarter. Non-fuel operations and maintenance expense increased $1.4 million compared to the 2013 period, driven by the same factors as in the third quarter, partially offset by a first quarter of 2014 recovery of $1.6 million of costs incurred in connection with a 2010 outage incident.

New Mexico Gas Co.

NMGC reported a typical seasonal loss of $0.9 million for the month of September, which was the first month of operations as a TECO Energy company. Compared to September 2013, customer growth was 0.5%, consisting primarily of residential customers. September weather in New Mexico was slightly milder than normal.

Discontinued Operations – TECO Coal

In September 2014, TECO Energy’s board of directors authorized management to negotiate an agreement to sell TECO Coal, which was signed in October. As a result of this action, TECO Coal was considered to be held for sale as of Sept. 30, 2014 and reported as discontinued operations. A $64.8 million after-tax impairment charge, including a $3.1 million valuation allowance for Kentucky tax benefits, was recorded for TECO Coal in the third quarter of 2014 and reported as a component of the loss from discontinued operations.

Third-quarter results from operations were net income of $0.1 million on sales of 1.3 million tons, compared with a loss of $1.4 million on 1.5 million tons sold in the same period in 2013. In 2014, third-quarter results reflect an average net per-ton selling price, excluding transportation allowances, of $79, almost $3 lower than in 2013. In the third quarter of 2014, the all-in total per-ton cost of sales was $79, compared with almost $84 in the 2013 period.

TECO Coal year-to-date results from operations in 2014 were a net loss of $0.7 million on sales of 4.1 million tons, compared with net income of $2.3 million on 4.2 million tons sold in the 2013 period. The 2014 year-to-date average net per-ton selling price was almost $80, compared with almost $86 in 2013. The all-in total per-ton cost of sales was $81, compared with almost $86 in 2013.

Parent & other

The cost from continuing operations for Parent & other in the third quarter of 2014 was $10.6 million, compared with a cost of $9.8 million in the same period in 2013. The non-GAAP cost from continuing operations for Parent & other in 2014 was $9.7 million, compared with a cost of $7.7 million in 2013. Non-GAAP costs in 2014 excluded $0.9 million of costs, net of tax benefits, associated with the acquisition and integration of NMGC, compared with $2.1 million of NMGC-related costs in 2013. The $0.9 million of NMGC-related costs reflect transaction and integration charges of $8.0 million, and favorable consolidated tax adjustments of $7.1 million. Results in 2014 reflect $0.3 million of interest expense for September related to notes at New Mexico Gas Intermediate, the parent of NMGC, in September.

The 2014 year-to-date cost from continuing operations was $34.1 million, compared with $24.9 million in the 2013 period. The non-GAAP cost from continuing operations for Parent & other was $28.4 million in 2014, which excludes $5.7 million of NMGC acquisition- and integration-related costs, compared with $21.0 million in 2013, which excluded $3.9 million of NMGC acquisition-related costs.

Narrowing 2014 Guidance from Continuing Operations

to a range between $1.00 and $1.05

TECO Energy expects to deliver earnings from continuing operations, excluding non-GAAP charges or gains, in a range between $1.00 and $1.05 in 2014, driven by the factors discussed below.

Tampa Electric expects to earn in the upper half of its authorized allowed ROE range of 9.25% to 11.25%, driven by approximately $50 million of higher base revenues in

2014 as a result of its September 2013 rate case settlement agreement. Based on year-to-date experience, it now expects slightly higher average customer growth of 1.6% and total retail energy sales growth about 0.5% lower than customer growth due to lower average customer usage. Full-year operations and maintenance expenses are expected to be lower than 2013 actual amounts due to lower employee-related costs, lower storm-damage expense accruals and lower pension expense driven by higher discount rate assumptions, partially offset by increased expenses to operate the system and reliably serve customers. Depreciation expense is expected to be higher due to normal additions to facilities to serve customers.

Peoples Gas expects to continue to earn above the middle of its allowed ROE range of 9.75% to 11.75% from moderate customer growth, in line with the trends experienced in 2013. It also expects to benefit from continued interest from customers utilizing petroleum and other fuel sources to convert to natural gas due to the attractive economics.

The expectations for both Tampa Electric and Peoples Gas assume normal weather for the remainder of 2014.

NMGC is expected to deliver seasonally strong financial results for the remainder of 2014 and to be slightly accretive to TECO Energy’s earnings in 2014.

Upon closing of the sale of TECO Coal, TECO Energy expects to record an additional adjustment to consolidated deferred taxes of approximately $13 million to $15 million. This non-GAAP charge will be reflected in continuing operations. In addition, upon closing of the sale of TECO Coal, TECO Energy expects to record a charge of approximately $7.0 million related to certain liabilities in Discontinued Operations.

Non-GAAP Presentation

Management believes it is helpful to present a non-GAAP measure of performance that reflects the ongoing operations of TECO Energy’s businesses and that allows investors to better understand and evaluate the business as it is expected to operate in future periods.

Management and the board of directors use non-GAAP measures as a tool for measuring the company’s performance, for making decisions that are dependent upon the profitability of the company’s various operating units, and for determining levels of incentive compensation.

The non-GAAP measures of financial performance used by the company are not measures of performance under accounting principles generally accepted in the United States and should not be considered an alternative to net income or other GAAP figures as an indicator of the company’s financial performance or liquidity. TECO Energy’s non-GAAP presentation of net income may not be comparable to similarly titled measures used by other companies.

The Results Reconciliation table below presents non-GAAP financial results after eliminating the effects of identified charges and gains. This provides investors additional information to assess the company’s results and future earnings potential.

Results Reconciliation (millions)	3 months ended Sept. 30		9 months ended Sept. 30		12 months ended Sept. 30
	2014	2013	2014	2013	2014	2013
GAAP net income attributable to TECO Energy	$11.1	$62.8	$119.6	$155.7	$161.6	$200.8
Discontinued operations	(61.9)	(1.5)	(59.4)	2.4	(52.9)	12.6

Net income from continuing operations	73.0	64.3	179.0	153.3	214.5	188.2
Add costs associated with the acquisition of NMGC	0.9	2.1	5.7	3.9	8.0	3.9

Non-GAAP results (1)	$73.9	$66.4	$184.7	$157.2	$222.5	$192.1

(1)	A non-GAAP financial measure is a numerical measure that includes or excludes amounts, or is subject to adjustments that have the effect of including or excluding amounts, from the most directly comparable GAAP measure.

Webcast

As previously announced, TECO Energy will host a webcast with the investment community to discuss its quarterly results and outlook for the remainder of 2014 at 9:00 a.m. Eastern time today. The webcast will be accessible through a link on TECO Energy’s website: www.tecoenergy.com. The webcast and accompanying slides will be available for replay for 30 days through the website, beginning approximately two hours after the conclusion of the live event.

TECO Energy Inc. (NYSE: TE) is an energy-related holding company with regulated electric and gas utilities in Florida and New Mexico. Tampa Electric serves more than 700,000 customers in West Central Florida; Peoples Gas System serves more than 350,000 customers across Florida; and New Mexico Gas Co. serves more than 513,000 customers across New Mexico. Other TECO Energy subsidiaries include TECO Coal, which owns and operates coal-production facilities in Kentucky, Tennessee and Virginia.

Note: This press release contains forward-looking statements, which are subject to the inherent uncertainties in predicting future results and conditions. Actual results may differ materially from those forecasted. The forecasted results are based on the company’s current expectations and assumptions, and the company does not undertake to update that information or any other information contained in this press release, except as may be required by law. Factors that could impact actual results include: regulatory actions by federal, state or local authorities; the ability to successfully implement the integration plans for NMGC and generate the financial results to make the acquisition accretive; unexpected capital needs or unanticipated reductions in cash flow that affect liquidity; the ability to access the capital and credit markets when required; general economic conditions affecting energy sales at the utility companies; economic conditions, both national and international, affecting the Florida and New Mexico economies; weather variations and customer energy usage patterns affecting sales and operating costs at the utilities and the effect of weather conditions on energy consumption; the effect of extreme weather conditions or hurricanes; general operating conditions; input commodity prices affecting cost at all of the operating companies; natural gas demand at the utilities; the ability of TECO Energy’s subsidiaries to operate equipment without undue accidents, breakdowns or failures; and the ability of the purchasers of TECO Coal to obtain suitable financing, for other closing conditions to be satisfied or waived, and for TECO Energy to successfully close the sale transaction. Additional information is contained under “Risk Factors” in TECO Energy, Inc.’s Annual Report on Form 10-K for the period ended Dec. 31, 2013, and as updated in subsequent filings with the SEC.

Summary Information (as of Sept. 30, 2014)

	Three Months Ended		Nine Months Ended		Twelve Months Ended
(millions except per share amounts)	2014	2013	2014	2013	2014	2013
Revenues	$687.2	$642.1	$1,870.9	$1,792.9	$2,433.1	$2,346.4

Net income from continuing operations	$73.0	$64.3	$179.0	$153.3	$214.5	$188.2
Net income from discontinued operations attributable to TECO Energy	(61.9)	(1.5)	(59.4)	2.4	(52.9)	12.6

Net income attributable to TECO Energy	$11.1	$62.8	$119.6	$155.7	$161.6	$200.8

Earnings per share from continuing operations- basic	$0.32	$0.30	$0.81	$0.71	$0.97	$0.87
Earnings per share from discontinued operations attributable to TECO Energy – basic	(0.28)	(0.01)	(0.27)	0.01	(0.24)	0.06

Total earnings per share attributable to TECO Energy – basic	$0.04	$0.29	$0.54	$0.72	$0.73	$0.93

Total earnings per share – diluted	$0.04	$0.29	$0.54	$0.72	$0.73	$0.93
Average common shares outstanding – basic	227.8	215.2	220.3	214.9	219.1	214.8
Average common shares outstanding – diluted	228.3	215.6	220.8	215.4	219.6	215.3

Contact:	News Media: Cherie Jacobs – (813) 228-4945 Investor Relations: Mark Kane – (813) 228-1772 Internet: http://www.tecoenergy.com

SEPTEMBER 2014

Figures appearing in these statements are presented as general information and not in connection with any sale or offer to sell or solicitation of an offer to buy any securities, nor are they intended as a representation by the company of the value of its securities. All figures reported are subject to adjustments as the annual audit by independent accountants may determine to be necessary and to the explanatory notes affecting income and balance sheet accounts contained in the company’s Annual Report on Form 10-K. Reference should also be made to information contained in that and other reports filed by TECO Energy, Inc. and Tampa Electric Company with the Securities and Exchange Commission.

TECO ENERGY, Inc.

CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

(All significant intercompany transactions have been eliminated in the consolidated financial statements.)

	Three Months Ended		Nine Months Ended		Twelve Months Ended
	Sep. 30,		Sep. 30,		Sep. 30,
(millions except share data)	2014	2013	2014	2013	2014	2013
Revenues
Regulated electric and gas	$685.1	$639.6	$1,864.4	$1,782.7	$2,424.1	$2,333.3
Unregulated	2.1	2.5	6.5	10.2	9.0	13.1

Total revenues	687.2	642.1	1,870.9	1,792.9	2,433.1	2,346.4

Expenses
Regulated operations & maintenance
Fuel	204.5	202.8	523.8	517.3	686.6	677.6
Purchased power	21.0	15.7	59.1	50.8	73.0	70.9
Cost of natural gas sold	34.3	26.7	110.5	116.9	135.7	154.2
Other	137.9	127.0	385.3	377.4	532.3	497.7
Operations & maintenance other expense	14.8	3.5	22.6	8.2	26.9	11.5
Depreciation and amortization	78.6	76.1	230.0	222.8	299.1	296.4
Taxes, other than income	50.4	48.6	146.3	139.9	191.1	183.6

Total expenses	541.5	500.4	1,477.6	1,433.3	1,944.7	1,891.9

Income from operations	145.7	141.7	393.3	359.6	488.4	454.5

Other income (expense)
Allowance for other funds used during construction	2.9	1.8	7.3	4.3	9.3	5.3
Other income	1.0	(0.4)	(0.4)	2.4	(1.1)	5.6
Loss on debt extinguishment	0.0	0.0	0.0	0.0	0.0	(1.2)

Total other income	3.9	1.4	6.9	6.7	8.2	9.7

Interest charges
Interest expense	44.4	40.9	126.8	124.1	167.6	165.7
Allowance for borrowed funds used during construction	(1.5)	(1.0)	(3.6)	(2.5)	(4.7)	(3.0)

Total interest charges	42.9	39.9	123.2	121.6	162.9	162.7

Income before provision for income taxes	106.7	103.2	277.0	244.7	333.7	301.5
Provision for income taxes	33.7	38.9	98.0	91.4	119.2	113.3

Income from continuing operations	73.0	64.3	179.0	153.3	214.5	188.2
Discontinued operations
Income (loss) from discontinued operations	(98.8)	(2.9)	(97.6)	0.0	(92.4)	10.8
Provision for income taxes	(36.9)	(1.4)	(38.2)	(2.4)	(39.5)	(1.8)

Income (loss) from discontinued operations attributable to TECO Energy, net	(61.9)	(1.5)	(59.4)	2.4	(52.9)	12.6

Net income attributable to TECO Energy	$11.1	$62.8	$119.6	$155.7	$161.6	$200.8

Average common shares outstanding - basic (millions)	227.8	215.2	220.3	214.9	219.1	214.8
Average common shares outstanding - diluted (millions)	228.3	215.6	220.8	215.4	219.6	215.3

Earnings per average common share outstanding:
Earnings per share from continuing operations — basic	$0.32	$0.30	$0.81	$0.71	$0.97	$0.87
Earnings per share from continuing operations — diluted	$0.32	$0.30	$0.81	$0.71	$0.97	$0.87
Earnings per share from discontinued operations — basic	($0.28)	($0.01)	($0.27)	$0.01	($0.24)	$0.06
Earnings per share from discontinued operations — diluted	($0.28)	($0.01)	($0.27)	$0.01	($0.24)	$0.06
Earnings per share attributable to TECO Energy — basic	$0.04	$0.29	$0.54	$0.72	$0.73	$0.93
Earnings per share attributable to TECO Energy — diluted	$0.04	$0.29	$0.54	$0.72	$0.73	$0.93

TECO ENERGY, Inc.

CONSOLIDATED BALANCE SHEETS (Unaudited)

(All significant intercompany transactions have been eliminated in the consolidated financial statements.)

	Sep. 30,	Dec. 31,
(millions)	2014	2013
Assets
Current assets
Cash and cash equivalents	$72.7	$185.2
Receivables	293.0	287.2
Inventories at average cost
Fuel	92.3	118.7
Materials and supplies	75.0	85.9
Derivative assets	0.2	9.7
Income tax receivables	0.8	1.5
Deferred income taxes	93.6	100.3
Prepayments and other current assets	29.6	34.9
Regulatory assets	24.3	34.3
Assets held for sale	133.7	0.0

Total current assets	815.2	857.7

Property, plant and equipment
Utility plant in service
Electric	7,029.9	6,934.0
Gas	1,950.5	1,308.3
Construction work in progress	545.7	386.7
Other property	14.3	448.3

Property plant and equipment at original cost	9,540.4	9,077.3
Accumulated depreciation	(2,588.0)	(2,907.2)

Total property, plant and equipment, net	6,952.4	6,170.1

Other assets
Regulatory assets	342.2	293.1
Goodwill	401.8	0.0
Derivative assets	0.0	0.3
Deferred charges and other assets	63.4	126.8
Assets held for sale	78.6	0.0

Total other assets	886.0	420.2

Total assets	$8,653.6	$7,448.0

Liabilities and capital
Current liabilities
Long-term debt due within one year
Recourse	$274.5	$83.3
Notes payable	72.0	84.0
Accounts payable	$231.4	$261.7
Other current liabilities	17.6	19.5
Customer deposits	174.9	164.5
Derivative liabilities	4.1	0.1
Interest accrued	60.3	31.9
Taxes accrued	76.6	34.6
Regulatory liabilities	65.8	85.8
Liabilities associated with assets held for sale	41.1	0.0

Total current liabilities	1,018.3	765.4

Other liabilities
Deferred income taxes	510.8	444.0
Investment tax credits	9.1	9.4
Regulatory liabilities	727.2	631.4
Derivative liabilities	1.6	0.2
Deferred credits and other liabilities	364.6	426.1
Liabilities associated with assets held for sale	64.4	0.0
Long-term debt, less amount due within one year
Recourse	3,354.8	2,837.8

Total other liabilities	5,032.5	4,348.9

Total liabilities	6,050.8	5,114.3
Capital
Common equity	234.6	217.3
Additional paid in capital	1,867.9	1,581.3
Retained earnings	520.4	548.3
Accumulated other comprehensive (loss)	(20.1)	(13.2)

Total capital	2,602.8	2,333.7

Total liabilities and capital	$8,653.6	$7,448.0

Book Value Per Share	$11.09	$10.74

TECO ENERGY, Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(All significant intercompany transactions have been eliminated in the consolidated financial statements.)

	Three Months Ended		Nine Months Ended		Twelve Months Ended
	Sep. 30,		Sep. 30,		Sep. 30,
(millions)	2014	2013	2014	2013	2014	2013
Cash flows from operating activities
Net income attributable to TECO Energy	$11.1	$62.8	$119.6	$155.7	$161.6	$200.8

Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	86.6	85.4	255.7	251.3	333.9	335.7
Deferred income taxes	(3.3)	37.0	58.7	89.1	80.0	110.8
Investment tax credits	(0.1)	(0.1)	(0.3)	(0.3)	(0.3)	(0.3)
Allowance for other funds used during construction	(2.9)	(1.8)	(7.3)	(4.3)	(9.3)	(5.3)
Non-cash stock compensation	3.1	3.3	10.2	10.2	13.5	13.7
Loss (gain) on sales of business / assets, pretax	(0.1)	(0.1)	(0.2)	(0.3)	(1.6)	3.7
Deferred recovery clause	8.9	2.1	(5.5)	(3.8)	(7.8)	(0.3)
Asset impairment, pretax	98.4	0.0	98.4	0.0	98.4	(9.0)
Receivables, less allowance for uncollectibles	10.7	(25.9)	(25.9)	(64.4)	34.0	20.6
Inventories	6.6	22.8	(9.6)	3.1	(11.6)	(7.3)
Prepayments and other current assets	(3.4)	0.1	(5.5)	(4.2)	(3.6)	(3.0)
Taxes accrued	14.3	15.9	48.6	44.0	6.0	(2.6)
Interest accrued	25.3	20.2	27.8	22.2	4.2	(7.3)
Accounts payable	6.6	(2.4)	(29.4)	10.6	(4.1)	(12.5)
Other	(16.6)	(1.0)	(29.1)	(2.8)	(34.6)	17.5

	245.2	218.3	506.2	506.1	658.7	655.2

Cash flows from investing activities
Capital expenditures	(171.5)	(121.3)	(491.8)	(370.9)	(653.3)	(520.8)
Allowance for other funds used during construction	2.9	1.8	7.3	4.3	9.3	5.3
Purchase of a business, net of cash acquired	(752.5)	0.0	(752.5)	0.0	(752.5)	0.0
Net proceeds from sale of business / assets	0.0	0.1	0.3	0.4	4.2	187.4
Restricted cash	0.0	0.0	0.0	0.0	0.0	8.9

	(921.1)	(119.4)	(1,236.7)	(366.2)	(1,392.3)	(319.2)

Cash flows from financing activities
Dividends	(51.6)	(47.8)	(147.5)	(143.4)	(195.3)	(191.0)
Proceeds from sale of common stock	293.6	0.0	296.6	7.4	295.9	8.1
Proceeds from long-term debt	267.6	0.0	564.2	0.0	564.2	(0.3)
Repayment of long-term debt / Purchase in lieu of redemption	0.0	(51.6)	(83.3)	(51.6)	(83.3)	(232.7)
Net increase (decrease) in short-term debt	72.0	0.0	(12.0)	0.0	72.0	0.0
Restricted cash	0.0	0.0	0.0	0.0	0.0	(1.9)

	581.6	(99.4)	618.0	(187.6)	653.5	(417.8)

Net decrease in cash and cash equivalents	(94.3)	(0.5)	(112.5)	(47.7)	(80.1)	(81.8)
Cash and cash equivalents at beginning of period	167.0	153.3	185.2	200.5	152.8	234.6

Cash and cash equivalents at end of period	$72.7	$152.8	$72.7	$152.8	$72.7	$152.8

Non-cash financing activities
Debt assumed from acquisition	$200.0	0.0	$200.0	0.0	$200.0	0.0

TECO ENERGY, Inc.

SEGMENT INFORMATION (Unaudited)

		Tampa	Peoples	TECO		TECO	Other &	TECO
(millions)		Electric	Gas	Coal	NMGC	Guatemala	Eliminations	Energy
Three months ended Sep. 30,
2014	Revenues - outsiders	$581.5	$86.9	$—	$16.2	$—	$2.6	$687.2
	Sales to affiliates	0.3	0.0	—	—	—	(0.3)	—

	Total revenues	581.8	86.9	—	16.2	—	2.3	687.2
	Depreciation and amortization	61.8	13.6	—	2.8	—	0.4	78.6
	Total interest charges (2)	23.8	3.5	—	1.1	—	14.5	42.9
	Allocated interest expense (2)	—	—	—	—	—	—	—
	Provision (Benefit) for income taxes	48.5	3.0	—	(0.5)	—	(17.3)	33.7
	Income from continuing operations	79.7	4.8	—	(0.9)	—	(10.6)	73.0
	Discontinued operations, net of tax	—	—	(64.8)	—	—	2.9	(61.9)
	Net income (loss) (1)	$79.7	$4.8	$(64.8)	$(0.9)	$—	$(7.7)	$11.1

2013	Revenues - outsiders	$556.2	$83.1	$—	$—	$—	$2.8	$642.1
	Sales to affiliates	0.2	0.3	—	—	—	(0.5)	—

	Total revenues	556.4	83.4	—	—	—	2.3	642.1
	Depreciation and amortization	62.2	13.4	—	—	—	0.5	76.1
	Total interest charges (2)	22.8	3.4	—	—	—	13.7	39.9
	Allocated interest expense (2)	—	—	—	—	—	—	—
	Provision (Benefit) for income taxes	42.7	3.4	—	—	—	(7.2)	38.9
	Income from continuing operations	68.7	5.4	—	—	—	(9.8)	64.3
	Discontinued operations, net of tax	—	—	(1.4)	—	—	(0.1)	(1.5)
	Net income (loss) (1)	$68.7	$5.4	$(1.4)	$—	$—	$(9.9)	$62.8

Nine months ended Sep. 30,
2014	Revenues - outsiders	$1,546.9	$300.0	$—	$16.2	$—	$7.8	$1,870.9
	Sales to affiliates	0.8	0.6	—	—	—	(1.4)	—

	Total revenues	1,547.7	300.6	—	16.2	—	6.4	1,870.9
	Depreciation and amortization	185.6	40.3	—	2.8	—	1.3	230.0
	Total interest charges (2)	69.1	10.3	—	1.1	—	42.7	123.2
	Allocated interest expense (2)	—	—	—	—	—	—	—
	Provision (Benefit) for income taxes	112.2	17.0	—	(0.5)	—	(30.7)	98.0
	Income from continuing operations	187.1	26.9	—	(0.9)	—	(34.1)	179.0
	Discontinued operations, net of tax	—	—	(65.6)	—	—	6.2	(59.4)
	Net income (loss) (1)	$187.1	$26.9	$(65.6)	$(0.9)	$—	$(27.9)	$119.6

2013	Revenues - outsiders	$1,476.6	$306.3	$—	$—	$—	$10.0	$1,792.9
	Sales to affiliates	0.7	0.8	—	—	—	(1.5)	—

	Total revenues	1,477.3	307.1	—	—	—	8.5	1,792.9
	Depreciation and amortization	182.0	39.6	—	—	—	1.2	222.8
	Total interest charges (2)	69.5	10.1	—	—	—	42.0	121.6
	Allocated interest expense (2)	—	—	—	—	—	—	—
	Provision (Benefit) for income taxes	94.0	17.1	—	—	—	(19.7)	91.4
	Income from continuing operations	151.1	27.1	—	—	—	(24.9)	153.3
	Discontinued operations, net of tax	—	—	2.3	—	—	0.1	2.4
	Net income (loss) (1)	$151.1	$27.1	$2.3	$—	$—	$(24.8)	$155.7

Twelve months ended Sep. 30,
2014	Revenues - outsiders	$2,019.9	$386.3	$—	$16.2	$—	$10.7	$2,433.1
	Sales to affiliates	1.0	0.7	—	—	—	(1.7)	—

	Total revenues	2,020.9	387.0	—	16.2	—	9.0	2,433.1
	Depreciation and amortization	242.5	52.1	—	2.8	—	1.7	299.1
	Total interest charges (2)	91.4	13.7	—	1.1	—	56.7	162.9
	Allocated interest expense (2)	—	—	—	—	—	—	—
	Provision (Benefit) for income taxes	135.1	21.9	—	(0.5)	—	(37.3)	119.2
	Income from continuing operations	226.9	34.5	—	(0.9)	—	(46.0)	214.5
	Discontinued operations, net of tax	—	—	(58.9)	—	—	6.0	(52.9)
	Net income (loss) (1)	$226.9	$34.5	$(58.9)	$(0.9)	$—	$(40.0)	$161.6

2013	Revenues - outsiders	$1,929.5	$404.0	$—	$—	$—	$12.9	$2,346.4
	Sales to affiliates	0.5	1.8	—	—	—	(2.3)	—

	Total revenues	1,930.0	405.8	—	—	—	10.6	2,346.4
	Depreciation and amortization	242.4	52.5	—	—	—	1.5	296.4
	Total interest charges (2)	93.1	13.5	—	—	—	56.1	162.7
	Allocated interest expense (2)	—	—	—	—	—	—	—
	Provision (Benefit) for income taxes	117.7	21.6	—	—	—	(26.0)	113.3
	Income from continuing operations	187.3	34.2	—	—	—	(33.3)	188.2
	Discontinued operations attributable to TECO Energy, net of tax	—	—	13.1	—	(0.7)	0.2	12.6
	Net income (loss) attributable to TECO Energy (1)	$187.3	$34.2	$13.1	$—	$(0.7)	$(33.1)	$200.8

(1)	Results are based on GAAP net income. For a complete reconciliation between GAAP and non-GAAP items, see Results Reconciliation in Earnings Release.
(2)	Segment net income is reported on a basis that includes internally allocated financing costs. Internally allocated costs were at pretax rates of 6.00% for October 2012 through September 2014.
(3)	All periods have been adjusted to reflect the reclassification of results from operations to discontinued operations for TECO Guatemala, TECO Coal, and certain charges at Parent that directly relate to TECO Guatemala or TECO Coal.

TAMPA ELECTRIC COMPANY

ELECTRIC OPERATING STATISTICS (Unaudited)

	Operating Revenues*			Sales — Kilowatt-hours*
Three Months Ended Sep. 30,	2014	2013	Percent Change	2014	2013	Percent Change
Residential	$320,613	$293,473	9.2	2,779,412	2,674,445	3.9
Commercial	170,329	160,629	6.0	1,773,177	1,714,066	3.4
Industrial — Phosphate	14,012	16,968	(17.4)	171,992	210,022	(18.1)
Industrial — Other	27,754	26,195	6.0	310,807	297,204	4.6
Other sales of electricity	48,347	46,149	4.8	493,816	484,735	1.9

	581,055	543,414	6.9	5,529,204	5,380,472	2.8

Deferred and other revenues	(14,573)	(4,140)	(252.0)	—	—	—
Provision for Revenue Stipulation	—	—	—	—	—	—
Sales for resale	1,565	1,569	(0.3)	38,540	40,959	(5.9)
Other operating revenue	13,713	15,516	(11.6)	—	—	—
SO2 Allowance Sales	—	—	—	—	—	—
NOx Allowance Sales	—	—	—	—	—	—

	$581,760	$556,359	4.6	5,567,744	5,421,431	2.7

Average customers	707,136	696,141	1.6	—	—	—

Retail Net Energy For Load				5,718,530	5,591,594	2.3

Total Degree Days				1,637	1,630	0.4

	Operating Revenues*			Sales — Kilowatt-hours*
Nine Months Ended Sep. 30,	2014	2013	Percent Change	2014	2013	Percent Change
Residential	$777,592	$709,300	9.6	6,691,468	6,461,591	3.6
Commercial	455,358	434,789	4.7	4,653,303	4,568,352	1.9
Industrial — Phosphate	47,275	53,666	(11.9)	583,776	667,125	(12.5)
Industrial — Other	78,704	74,984	5.0	876,122	847,594	3.4
Other sales of electricity	136,452	131,878	3.5	1,374,715	1,365,520	0.7

	1,495,381	1,404,617	6.5	14,179,384	13,910,182	1.9

Deferred and other revenues	(1,330)	19,048	(107.0)	—	—	—
Provision for Revenue Stipulation	—	—	—	—	—	—
Sales for resale	9,701	6,454	50.3	171,246	170,278	0.6
Other operating revenue	43,950	47,143	(6.8)	—	—	—
SO2 Allowance Sales	1	—	100.0	—	—	—
NOx Allowance Sales	—	—	—	—	—	—

	$1,547,703	$1,477,262	4.8	14,350,630	14,080,460	1.9

Average customers	704,923	693,370	1.7	—	—	—

Retail Net Energy For Load				14,972,532	14,708,543	1.8

Total Degree Days				3,356	3,383	(0.8)

	Operating Revenues*			Sales — Kilowatt-hours*
Twelve Months Ended Sep. 30,	2014	2013	Percent Change	2014	2013	Percent Change
Residential	$1,005,126	$920,698	9.2	8,699,444	8,310,270	4.7
Commercial	601,774	580,016	3.8	6,174,671	6,023,333	2.5
Industrial — Phosphate	65,504	72,929	(10.2)	812,015	899,228	(9.7)
Industrial — Other	104,059	99,378	4.7	1,159,976	1,107,747	4.7
Other sales of electricity	181,958	177,964	2.2	1,840,758	1,822,010	1.0

	1,958,421	1,850,985	5.8	18,686,864	18,162,588	2.9

Deferred and other revenues	(8,253)	5,262	(256.8)	—	—	—
Provision for Revenue Stipulation	—	—	—	—	—	—
Sales for resale	11,739	9,769	20.2	223,233	220,655	1.2
Other operating revenue	59,026	64,049	(7.8)	—	—	—
SO2 Allowance Sales	1	—	(100.0)	—	—	—
NOx Allowance Sales	—	—	—	—	—	—

	$2,020,934	$1,930,065	4.7	18,910,097	18,383,243	2.9

Average customers	703,400	691,686	1.7	—	—	—

Retail Net Energy For Load				19,441,831	19,016,774	2.2

Total Degree Days				4,133	4,041	2.3

*	in thousands

PEOPLES GAS SYSTEM

GAS OPERATING STATISTICS (Unaudited)

	Operating Revenues*			Therms*
Three Months Ended Sep. 30,			Percent			Percent
	2014	2013	Change	2014	2013	Change
By Customer Segment:
Residential	$26,172	$24,977	4.8	10,652	11,027	(3.4)
Commercial	30,507	29,070	4.9	101,400	98,217	3.2
Industrial	2,979	3,270	(8.9)	65,121	63,329	2.8
Off System Sales	12,996	12,546	3.6	29,865	32,332	(7.6)
Power generation	2,038	2,335	(12.7)	189,845	189,231	0.3
Other revenues	10,177	9,026	12.8	—	—	—

	$84,869	$81,224	4.5	396,883	394,136	0.7

By Sales Type:
System supply	$48,286	$46,049	4.9	47,332	50,644	(6.5)
Transportation	26,406	26,150	1.0	349,551	343,492	1.8
Other revenues	10,177	9,025	12.8	—	—	—

	$84,869	$81,224	4.5	396,883	394,136	0.7

Average customers	353,921	347,339	1.9	—	—	—

	Operating Revenues*			Therms*
Nine Months Ended Sep. 30,			Percent			Percent
	2014	2013	Change	2014	2013	Change
By Customer Segment:
Residential	$106,583	$96,877	10.0	59,213	56,851	4.2
Commercial	104,764	101,275	3.4	343,283	330,327	3.9
Industrial	9,896	9,905	(0.1)	201,924	203,049	(0.6)
Off System Sales	30,826	51,244	(39.8)	63,765	129,458	(50.7)
Power generation	5,607	7,931	(29.3)	494,189	574,583	(14.0)
Other revenues	36,732	32,194	14.1	—	—	—

	$294,408	$299,426	(1.7)	1,162,374	1,294,268	(10.2)

By Sales Type:
System supply	$169,952	$180,480	(5.8)	145,429	211,049	(31.1)
Transportation	87,724	86,752	1.1	1,016,945	1,083,219	(6.1)
Other revenues	36,732	32,194	14.1	—	—	—

	$294,408	$299,426	(1.7)	1,162,374	1,294,268	(10.2)

Average customers	353,236	347,179	1.7	—	—	—

	Operating Revenues*			Therms*
			Percent			Percent
Twelve Months Ended Sep. 30,	2014	2013	Change	2014	2013	Change
By Customer Segment:
Residential	$137,854	$128,808	7.0	76,732	75,686	1.4
Commercial	136,928	134,811	1.6	451,106	438,115	3.0
Industrial	13,423	13,267	1.2	270,885	271,536	(0.2)
Off System Sales	36,242	66,795	(45.7)	77,374	170,178	(54.5)
Power generation	7,561	10,682	(29.2)	663,967	757,489	(12.3)
Other revenues	46,705	41,488	12.6	—	—	—

	$378,713	$395,851	(4.3)	1,540,064	1,713,004	(10.1)

By Sales Type:
System supply	$216,280	$239,924	(9.9)	183,863	280,258	(34.4)
Transportation	115,728	114,439	1.1	1,356,201	1,432,746	(5.3)
Other revenues	46,705	41,488	12.6	—	—	—

	$378,713	$395,851	(4.3)	1,540,064	1,713,004	(10.1)

Average customers	351,910	346,325	1.6	—	—	—

*	in thousands

NEW MEXICO GAS COMPANY

GAS OPERATING STATISTICS (Unaudited)

	Operating Revenues*			Therms*
Month Ended Sep. 30,	2014	2013	Percent Change	2014	2013	Percent Change
By Customer Segment:
Residential	$11,085			7,699
Commercial	3,384			3,896
Industrial	113			182
Off System Sales	—			—
On System Transportation	996			20,319
Off System Transportation	85			4,512
Other revenues	530			—

	$16,193			36,608

By Sales Type:
System supply	$14,582			11,777
Transportation	1,081			24,831
Other revenues	530			—

	$16,193			36,608

Average customers	510,250			—	—	—

Total Degree Days				17	38	(55.3)

*	in thousands